Contents
Part I

Part II

Part III
Additional

information
Financial Statements

ING Group Annual Report 2020 on Form 20-F 1

Exhibit 13.2
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section
1350, chapter 63 of title 18, United States Code), the undersigned officer of ING Groep N.V.,

a public limited
company incorporated under the laws of the Netherlands (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2020 (the “Report”) of the
Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934
and information contained in the Report fairly presents,

in all material respects, the financial condition and
results of operations of the Company.
Dated:

March 8, 2021
/s/ Tanate

Phutrakul
_________________________
Name:
Tanate

Phutrak
ul
Title:     Chief Financial Officer
    (Principal Financial Officer)

The foregoing

certification

is being

furnished solely

pursuant

to section

906 of

the Sarbanes-Oxley

Act of

2002
(subsections (a) and

(b) of section 1350,

chapter 63 of

title 18, United

States Code) and

is not being filed

as part
of the Report or as a separate disclosure document.
A signed original of this written statement

required by Section 906 has been provided

to ING Groep N.V.

and will
be retained by

ING Groep N.V. and furnished to the

Securities and

Exchange Commissions or

its staff upon request.